Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter 2004

Supplemental Data

December 31, 2004

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michelle Leroy at michelle.leroy@slgreen.com or at 212-216-1692.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2004 that will subsequently be released on Form 10-K to be filed on or before March 15, 2005.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Funds From Operations
Statement of Stockholders’ Equity
Taxable Income
Joint Venture Statements

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Tenant Diversification
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp. (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

FOURTH QUARTER 2004

UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) available to common shareholders, for the fourth quarter 2004 totaled $42.6 million, or $0.95 per share (diluted), a 6.7% increase compared to the same quarter in 2003 when FFO totaled $35.2 million, or $0.89 per share (diluted).

Net income available for common shareholders for the fourth quarter 2004 totaled $111.5 million, or $2.64 per share (diluted), compared to the same quarter in 2003 when net income totaled $21.7 million, or $0.58 per share (diluted).  The three months ended December 31, 2004 included a gain on sale of 17 Battery Place North and 1466 Broadway totaling $90.2 million, net of minority interest ($2.14 per share).

Funds available for distribution (FAD) for the fourth quarter 2004 increased to $0.63 share per share (diluted) versus $0.56 per share (diluted) in the prior year, a 12.5% increase.

The Company’s dividend payout ratio was 56.7% of FFO and 85.8% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 18% in the fourth quarter to $95.5 million compared to $80.9 million last year.  The $14.6 million growth in revenue resulted primarily from the following items:

•                  $10.5 million increase from 2003 and 2004 acquisitions,

•                  $1.4 million decrease in preferred and investment income,

•                  $4.3 million increase from same-store properties, and

•                  $1.2 million increase in other revenue, which was primarily due to fees earned from Gramercy Capital Corp. ($0.8 million).

The Company’s EBITDA increased by $15.8 million to $58.3 million.  The following items drove EBITDA improvements:

(1)          $8.1 million increase from the equity in net income from unconsolidated joint ventures primarily due to 1221 Avenue of the Americas ($6.8 million), 1515 Broadway ($1.3 million) and new 2004 joint ventures ($1.1 million).  This was partially offset by the sale of an interest in One Park Avenue ($1.1 million).

(2)          $6.5 million increase from 2003 and 2004 acquisitions.

(3)          $2.5 million increase from same-store properties.

(4)          $1.4 million decrease in investment and preferred income primarily due to the recognition of a one-time gain on a mortgage investment in 2003 ($3.1 million).  The weighted-average asset balance increased to $332.9 million from $169.4 million.  The weighted-average yield decreased from 11.5% to 10.0%.

(5)    $1.2 million decrease from higher MG&A expense.

(6)    $1.3 million increase in non- real estate revenues net of expenses.

FFO before minority interests improved $7.4 million primarily as a result of:

•                  $15.8 million increase in EBITDA,

•                  $2.4 million increase in FFO from unconsolidated joint ventures,

•                  $0.1 million decrease in FFO from other adjustments,

•                  $4.4 million decrease from perpetual preferred stock dividends,

•                  $4.4 million decrease from higher interest expense, and

•                  $2.1 million decrease from discontinued operations.

SAME-STORE RESULTS

Same-store fourth quarter GAAP NOI increased $1.7 million (6%) to $29.5 million in 2004.  Operating margins after ground rent were essentially flat at 53.6%.

The $1.7 million increase in GAAP NOI was primarily due to:

•                  $1.7 million (4%) increase in rental revenue primarily due to improved leasing at 555 West 57th Street and 420 Lexington Avenue,

•                  $1.2 million (13%) increase in escalation and reimbursement revenue primarily due to real estate tax and utility reimbursements,

•                  $0.4 million (281%) increase in other income primarily due to lease buy-out income,

•                  $1.1 million (13%) increase in real estate taxes, and

•                  $0.5 million (4%) increase in operating expenses.  Ground rent expense was flat.

Structured Finance Activity

As of December 31, 2004, the par value of our structured finance and preferred equity investments totaled $350.7 million.  The weighted average balance outstanding for the fourth quarter of 2004 was $332.9 million.  During the fourth quarter of 2004, the weighted average yield was 10.0%.

During the fourth quarter 2004, the Company originated $32.0 million of structured finance investments with an initial yield of approximately 10.45%.  The Company also received redemptions totaling $7.7 million that were yielding 9.92%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2004 was 708,944 useable square feet net of holdover tenants.  During the quarter, 163,625 additional usable office, retail and storage square feet became available at an average escalated cash rent of $36.99 per rentable square foot.  Space available to lease during the quarter totaled 1,028,917 useable square feet, or 6.9% of the total portfolio.

During the fourth quarter, 73 office leases, including early renewals, were signed totaling 719,292 rentable square feet.  New cash rents averaged $32.11 per rentable square foot.  Replacement rents were 5.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $30.49 per rentable square foot.  The average lease term was 9.5 years and average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $25.40 per rentable square foot.

The Company also signed 13 retail and storage leases, including early renewals, for 57,478 rentable square feet.  New cash rents averaged $82.61 per rentable square foot.  Replacement rents were 205.8% higher than rents on previously occupied space, which had fully escalated cash rents averaging $27.01 per rentable square foot.  The average lease term was 8.1 years and average tenant concessions were 2.3 months of free rent, with no tenant improvement allowance.

REAL ESTATE ACTIVITY

Major real estate investment transactions completed during the fourth quarter included:

•                  Acquisition of the leasehold interest in 625 Madison Avenue for $231.5 million, or approximately $415 per square foot. The property is approximately 558,000 square feet and contains nearly 53,000 square feet of prime retail space.

•                  Sale of 1466 Broadway for $160.0 million, or approximately $535 per square foot. Proceeds from the sale were used to pay down corporate debt obligations and to fund the acquisition of 750 Third Avenue. The Company recognized a gain on sale of approximately $73.2 million, substantially all of which was deferred through a reverse-1031 exchange with 750 Third Avenue.

•                  Sale of 17 Battery Place North for $70.0 million, or approximately $167 per square foot. Proceeds from the sale were used to pay down corporate debt obligations and to fund the acquisition of 750 Third Avenue. The Company recognized a gain on sale of approximately $22.5 million, substantially all of which was deferred through a reverse-1031 exchange with 750 Third Avenue.

Investment In Gramercy Capital Corp.

The Company’s investment in Gramercy Capital Corp. increased from $47.0 million to $69.0 million. This includes an additional investment of $22 million committed to by the Company during the fourth quarter, which settled on January 3, 2005. Net fees earned from the management, outsourcing and servicing agreements between the Company and Gramercy Capital Corp. totaled $679,000 for the year ended December 31, 2004 and $104,000 for the fourth quarter.

Financing/ Capital Activity

625 Madison Avenue

Upon the closing of 625 Madison Avenue the Company assumed the $102 million mortgage loan held by the New York State Teacher’s Retirement System.  The mortgage has a fixed annual interest rate of 6.27% and will mature in November 2015.

Dividends

On December 6, 2004, the Company declared a dividend distribution of $0.54 per common share for the fourth quarter 2004, an 8% increase over the prior quarter.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16 per common share.

On December 6, 2004, the Company also declared a dividend on it’s Series C preferred stock for the period October 15, 2004 through and including January 14, 2005, of $0.4766 per share, payable January 14, 2005 to shareholders of record on the close of business on December 31, 2004. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On December 6, 2004, the Company also declared a dividend on it’s Series D preferred stock for the period October 15, 2004 through and including January 14, 2004, of $0.4922 per share, payable January 14, 2005 to shareholders of record on the close of business on December 31, 2004. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
December 31, 2004
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Earnings Per Share
Net income available to common shareholders - diluted	$2.64	$0.49	$1.13	$0.40	$0.58
Funds from operations available to common shareholders - diluted	$0.95	$0.94	$1.04	$0.83	$0.89
Funds available for distribution to common shareholders - diluted	$0.63	$0.57	$0.72	$0.56	$0.56

Common Share Price & Dividends
At the end of the period	$60.55	$51.81	$46.80	$47.70	$41.05
High during period	$60.55	$51.81	$48.20	$47.78	$41.05
Low during period	$52.30	$47.19	$40.24	$41.12	$36.12
Common dividends per share	$0.540	$0.500	$0.500	$0.500	$0.500
FFO Payout Ratio	56.69%	53.26%	48.08%	60.03%	56.42%
FAD Payout Ratio	85.84%	88.45%	69.86%	89.68%	89.42%

Common Shares & Units
Common shares outstanding	40,876	40,547	38,692	38,551	36,016
Units outstanding	2,531	2,225	2,225	2,225	2,306
Total shares and units outstanding	43,407	42,772	40,917	40,776	38,322

Weighted average common shares and units outstanding - basic	43,132	41,611	38,638	37,978	35,957
Weighted average common shares and units outstanding - diluted	44,700	43,317	42,456	42,010	39,764

Market Capitalization
Market value of common equity	$2,628,294	$2,216,017	$1,914,902	$1,945,017	$1,573,114
Liquidation value of preferred equity	257,500	257,500	218,750	157,500	157,500
Consolidated debt	1,150,376	1,127,254	919,080	1,060,428	1,119,449
Consolidated market capitalization	$4,036,170	$3,600,771	$3,052,732	$3,162,945	$2,850,063
SLG portion JV debt	565,211	565,482	496,542	489,940	473,558
Combined market capitalization	$4,601,381	$4,166,253	$3,549,274	$3,652,885	$3,323,621

Consolidated debt to market capitalization	28.50%	31.31%	30.11%	33.53%	39.28%
Combined debt to market capitalization	37.28%	40.63%	39.88%	42.44%	47.93%

Consolidated debt service coverage	3.63	3.63	4.05	3.68	3.71
Consolidated fixed charge coverage	2.38	2.44	2.78	2.59	2.83
Combined fixed charge coverage	2.31	2.37	2.63	2.49	2.67

Portfolio Statistics
Directly owned buildings	20	21	20	20	20
Joint venture buildings	8	8	7	7	6
	28	29	27	27	26

Directly owned square footage	8,805,000	8,950,000	8,170,000	8,170,000	8,170,000
Joint venture square footage	8,195,000	8,195,000	7,274,000	7,274,000	6,902,000
	17,000,000	17,145,000	15,444,000	15,444,000	15,072,000

Quarter end occupancy-portfolio	95.6%	95.9%	96.6%	96.3%	95.8%
Quarter end occupancy- same store - wholly owned	95.2%	95.2%	97.0%	96.9%	95.8%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.7%	94.7%	96.2%	95.9%	95.1%

Supplemental Package Information	Fourth Quarter 2004

	As of or for the three months ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Selected Balance Sheet Data
Real estate assets before depreciation	$1,756,104	$1,630,558	$1,370,329	$1,355,880	$1,346,431
Investments in unconsolidated joint ventures	$557,089	$549,654	$502,658	$600,002	$590,064
Structured finance investments	$350,027	$325,807	$264,296	$276,538	$218,989

Total Assets	$2,751,881	$2,591,425	$2,256,614	$2,295,883	$2,261,841

Fixed rate & hedged debt	$1,039,476	$1,008,354	$884,180	$782,428	$783,449
Variable rate debt	110,900	118,900	34,900	278,000	336,000
Total consolidated debt	$1,150,376	$1,127,254	$919,080	$1,060,428	$1,119,449

Total Liabilities	$1,328,937	$1,292,834	$1,069,335	$1,210,662	$1,256,268

Fixed rate & hedged debt-including SLG portion of JV debt	$1,306,684	$1,275,771	$1,151,772	$1,010,358	$1,011,507
Variable rate debt - including SLG portion of JV debt	408,903	416,965	263,850	540,010	581,500
Total combined debt	$1,715,587	$1,692,736	$1,415,622	$1,550,368	$1,593,007

Selected Operating Data
Property operating revenues	$81,604	$74,006	$68,454	$65,916	$67,394
Property operating expenses	39,845	38,711	35,770	36,760	34,411
Property operating NOI	$41,759	$35,295	$32,684	$29,156	$32,983
NOI from discontinued operations	1,227	3,196	2,763	2,653	3,269
Total property operating NOI	$42,986	$38,491	$35,447	$31,809	$36,252

SLG share of Property NOI from JVs	$23,978	$22,413	$22,412	$22,174	$12,886
SLG share of FFO from Gramercy Capital	$525	$3	$—	$—	$—
Structured finance income	$8,421	$8,283	$8,562	$13,829	$9,861
Other income	$5,466	$4,980	$6,981	$2,490	$3,668

Marketing general & administrative expenses	$9,336	$5,574	$4,467	$10,903	$8,048

Consolidated interest	$17,065	$16,239	$14,578	$14,830	$12,683
Combined interest	$22,937	$21,656	$19,616	$19,944	$17,366
Preferred Dividend & Accretion	$4,969	$4,843	$3,446	$3,000	$625

Office Leasing Statistics
Total office leases signed	73	91	70	59	62
Total office square footage leased	719,292	522,001	341,730	251,144	664,716

Average rent psf	$32.11	$31.48	$32.43	$30.98	$31.27
Escalated rents psf	$30.49	$31.38	$32.95	$30.22	$30.71
Percentage of rent over escalated	5.3%	0.3%	-1.6%	2.5%	1.8%
Tenant concession packages psf	$25.40	$25.06	$20.34	$26.21	$22.43
Free rent months	2.8	3.5	1.4	1.9	1.1

COMPARATIVE BALANCE SHEETS

Unaudited

($000’s omitted)

	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Assets
Commercial real estate properties, at cost:
Land & land interests	$206,824	$206,824	$174,625	$168,660	$168,032
Buildings & improvements fee interest	1,065,654	1,055,811	862,527	857,278	849,013
Buildings & improvements leasehold	471,418	225,207	320,969	317,734	317,178
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$1,756,104	$1,500,050	$1,370,329	$1,355,880	$1,346,431
Less accumulated depreciation	(176,238)	(163,734)	(175,601)	(165,333)	(156,768)
	$1,579,866	$1,336,316	$1,194,728	$1,190,547	$1,189,663
Other Real Estate Investments:
Investment in unconsolidated joint ventures	557,089	549,654	502,658	600,002	590,064
Structured finance investments	350,027	325,807	264,296	276,538	218,989

Assets held for sale	—	125,322	—	—	—
Cash and cash equivalents	35,795	23,299	65,045	22,393	38,546
Restricted cash	56,417	45,938	41,868	47,768	59,542
Tenant and other receivables, net of $8,921 reserve at 12/31/04	15,248	18,109	14,347	14,333	14,533
Related party receivables	5,027	3,935	4,509	3,524	5,242
Deferred rents receivable, net of reserve for tenant credit loss of $6,541 at 12/31/04	61,302	58,735	66,811	64,562	63,131
Deferred costs, net	47,869	50,574	44,831	44,379	39,277
Other assets	43,241	53,736	57,521	31,837	42,854

Total Assets	$2,751,881	$2,591,425	$2,256,614	$2,295,883	$2,261,841

COMPARATIVE BALANCE SHEETS

Unaudited
($000’s omitted)

	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Liabilities and Stockholders’ Equity
Mortgage notes payable	$614,476	$513,354	$514,180	$515,018	$515,871
Unsecured & Secured term loans	425,000	425,000	300,000	367,410	367,578
Revolving credit facilities	110,900	188,900	104,900	178,000	236,000
Derivative Instruments-fair value	1,347	4,822	1,277	11,518	9,009
Accrued interest payable	4,494	5,015	4,135	4,788	3,500
Accounts payable and accrued expenses	72,298	62,692	57,801	46,953	43,835
Deferred revenue	18,648	13,156	8,599	8,623	8,526
Capitalized lease obligations	16,442	16,385	16,328	16,247	16,168
Deferred land lease payable	15,723	15,646	15,486	15,326	15,166
Dividend and distributions payable	27,553	25,569	23,447	24,003	18,647
Liabilities related to assets held for sale	—	1,822	—	—	—
Security deposits	22,056	20,473	23,182	22,776	21,968
Total Liabilities	$1,328,937	$1,292,834	$1,069,335	$1,210,662	$1,256,268

Minority interest (2,531 units outstanding) at 12/31/04	75,064	54,297	54,240	52,756	54,791

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	58,873	—	0
Common stock, $.01 par value 100,000 shares authorized, 40,876 issued and outstanding at 12/31/04	409	405	387	385	360
Additional paid – in capital	917,613	907,638	830,821	825,842	728,882
Deferred compensation plans	(15,273)	(16,329)	(17,051)	(17,642)	(8,446)
Accumulated other comprehensive income/(loss)	5,647	2,548	6,337	(3,704)	(961)
Retained earnings	191,182	101,730	101,691	75,603	78,966
Total Stockholders’ Equity	$1,347,880	$1,244,294	$1,133,039	$1,032,465	$950,782

Total Liabilities and Stockholders’ Equity	$2,751,881	$2,591,425	$2,256,614	$2,295,883	$2,261,841

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2004	2003	2004	2004	2003
Revenues
Rental revenue, net	$68,343	$57,536	$61,073	$244,886	$214,041
Escalation and reimbursement revenues	13,261	9,999	12,932	45,110	39,825
Investment income	8,421	9,861	8,283	39,094	22,086
Other income	5,466	3,528	4,980	19,898	10,467
Total Revenues, net	95,491	80,924	87,268	348,988	286,419
Equity in loss from affiliates	—	—			(196)
Equity in income from unconsolidated joint ventures	12,021	4,007	10,632	44,037	14,871

Operating expenses	21,183	19,497	22,779	86,015	73,796
Ground rent	4,688	3,766	3,759	16,179	13,562
Real estate taxes	13,974	11,149	12,173	48,890	40,656
Marketing, general and administrative	9,336	8,048	5,574	30,279	17,131
Total Operating Expenses	49,181	42,460	44,285	181,363	145,145

EBITDA	58,331	42,471	53,615	211,662	155,949

Interest	17,065	12,683	16,238	62,710	45,493
Depreciation and amortization	15,091	11,108	13,225	52,149	42,136

Income Before Minority Interest and Items	26,175	18,680	24,152	96,803	68,320

Income from discontinued operations	1,164	1,832	2,052	5,938	9,594
Gain on sale of discontinued operations	90,199	—	—	90,370	21,327
Equity in net gain on sale of joint venture property	—	3,087	—	22,012	3,087
Minority interest - OP	(1,044)	(1,307)	(1,054)	(5,693)	(4,169)
Net Income	116,494	22,292	25,150	209,430	98,159

Dividends on convertible preferred shares	—	—	—	—	6,693
Dividends on perpetual preferred shares	4,969	625	4,843	16,258	625
Preferred stock accretion	—	—	—	—	394
Net Income Available For Common Shareholders	$111,525	$21,667	$20,307	$193,172	$90,447

Earnings per Share
Net income per share (basic)	$2.75	$0.60	$0.52	$4.93	$2.80
Net income per share (diluted)	$2.64	$0.58	$0.49	$4.75	$2.66

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited
($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2004	2003	2004	2004	2003
Funds from operations
Net Income before Minority Interests and Items		26,175	18,680	24,152	96,803	68,320

Add:	Depreciation and amortization	15,091	11,108	13,225	52,149	42,136
	FFO from discontinued operations	1,235	3,248	3,196	9,846	16,091
	FFO adjustment for joint ventures	6,115	3,680	5,922	23,817	13,982
Less:	Dividends on preferred shares	4,969	625	4,843	16,258	7,318
	Non real estate depreciation and amortization	1,069	849	990	3,980	4,431
	Funds From Operations - Basic	42,578	35,242	40,662	162,377	128,780

	Funds From Operations - Basic per Share	0.99	0.92	0.98	3.92	3.73

Add:	Dividends on convertible preferred shares	—	—	—	—	6,693
	Funds From Operations - Diluted	42,578	35,242	40,662	162,377	135,473

	Funds From Operations - Diluted per Share	0.95	0.89	0.94	3.77	3.48

Funds Available for Distribution
FFO		42,578	35,242	40,662	162,377	135,473

Add:	Non real estate depreciation and amortization	1,069	849	990	3,980	4,431
	Non-cash deferred compensation	1,056	1,938	722	7,269	3,624
Less:	FAD adjustment for Joint Ventures	5,683	6,321	6,980	25,359	12,647
	FAD adjustment for discontinued operations	—	247	14	131	1,450
	Straight-line rental income and other non cash adjustments	3,041	1,502	2,015	8,358	6,727
	Second cycle tenant improvements	4,034	5,027	3,169	20,834	15,068
	Second cycle leasing commissions	1,988	685	5,120	14,743	4,863
	Revenue enhancing recurring CAPEX	686	390	147	1,062	1,055
	Non-revenue enhancing recurring CAPEX	1,150	1,622	441	2,652	3,650

Funds Available for Distribution		28,120	22,234	24,487	100,487	98,069
	Diluted per Share	0.63	0.56	0.57	2.33	2.52
First Cycle Leasing Costs
	Tenant improvements	1,003	28	128	1,323	2,438
	Leasing commissions	—	20	300	300	305

Funds Available for Distribution after First Cycle Leasing Costs		27,117	22,186	24,059	98,864	95,326

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.61	0.56	0.56	2.29	2.45

Redevelopment Costs		4,997	2,209	1,301	8,377	9,405

Payout Ratio of Funds From Operations		56.69%	56.42%	53.26%	54.12%	54.51%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		85.84%	89.42%	88.45%	87.45%	75.30%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited
($000’s omitted)

							Accumulated
	Series C	Series D				Deferred	Other
	Preferred	Preferred		Additional	Retained	Compensation	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Plan	Income/(Loss)	TOTAL

Balance at December 31, 2003	151,981	—	360	728,882	78,966	(8,446)	(961)	950,782

Net Income					209,430			209,430
Preferred Dividend					(16,258)			(16,258)
Exercise of employee stock options			11	25,372				25,383
Stock based compensation fair value				979				979
Cash distributions declared ($2.04 per common share)					(80,956)			(80,956)
Comprehensive Income - Unrealized gain of derivative instruments							6,608	6,608
Dividend reinvestment plan			2	7,728				7,730
Redemption of operating partnership units			1	1,912				1,913
Net proceeds from issuance of common stock			31	138,599				138,630
Net proceeds from preferred stock offering		96,321						96,321
Deferred compensation plan			4	14,141		(14,144)		1
Amortization of deferred compensation						7,317		7,317
Balance at December 31, 2004	151,981	96,321	409	917,613	191,182	(15,273)	5,647	1,347,880

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2003	36,015,791	2,305,955	—	38,321,746	—	38,321,746

YTD share activity	4,860,198	224,987	—	5,085,185	—	5,085,185
Share Count at December 31, 2004 - Basic	40,875,989	2,530,942	—	43,406,931	—	43,406,931

Weighting Factor	(1,705,452)	(229,130)	1,605,709	(328,873)		(328,873)
Weighted Average Share Count at December 31, 2004 - Diluted	39,170,537	2,301,812	1,605,709	43,078,058	—	43,078,058

TAXABLE INCOME

Unaudited
($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2004	2003

Net Income Available For Common Shareholders	$193,172	$90,447
Book/Tax Depreciation Adjustment	(3,134)	7,938
Book/Tax Gain Recognition Adjustment	(110,986)	(16,845)
Book/Tax JV Net equity adjustment	3,882	—
Other Operating Adjustments	(2,022)	(13,708)
C-corp Earnings	1,392	497
Taxable Income (Projected)	$82,304	$68,329

Dividend per share	$2.04	$1.90
Estimated payout of taxable income	101%	100%

Shares outstanding - basic	40,876	36,016

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS

Balance sheet for unconsolidated property joint ventures
Unaudited
($000’s omitted)

	December 31, 2004		December 31, 2003
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$486,338	$206,876	$211,209	$113,781
Buildings & improvements	2,029,907	868,411	1,135,704	589,937
	2,516,245	1,075,288	1,346,913	703,719
Less accumulated depreciation	(95,392)	(46,800)	(176,124)	(84,330)

Net Real Estate	2,420,853	1,028,487	1,170,789	619,389

Cash and cash equivalents	66,718	30,210	33,047	17,304
Restricted cash	26,256	11,663	23,584	12,760
Tenant receivables, net of $863 reserve	3,768	1,915	6,516	3,299
Deferred rents receivable, net of reserve for tenant credit loss of $1,514 at 12/31/04	34,520	17,224	21,965	11,819
Deferred costs, net	31,137	14,360	12,345	6,572
Other assets	26,134	12,066	183,101	84,076

Total Assets	$2,609,386	$1,115,925	$1,451,347	$755,219

Mortgage loans payable	$1,337,316	565,211	$907,943	473,558
Derivative Instruments-fair value	24	13
Accrued interest payable	5,666	2,400	2,044	1,074
Accounts payable and accrued expenses	65,864	29,065	75,104	35,811
Security deposits	8,981	4,228	5,357	2,779
Contributed Capital (1)	1,191,535	515,008	460,899	241,997

Total Liabilities and Equity	$2,609,386	$1,115,925	$1,451,347	$755,219

As of December 31, 2004 the Company has eight joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.67% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002, a 45% interest in 1221 Avenue of the Americas acquired in December 2003, a 35% interest in 19 W. 44th Street acquired in March 2004, and a 30% interest in 485 Lexington Avenue acquired in July 2004.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures
Unaudited
($000’s omitted)

			Three Months Ended
	Three Months Ended December 31, 2004		September 30, 2004	Three Months Ended December 31, 2003
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	75,493	33,251	32,316	35,599	18,946
Escalation and reimbursement revenues	14,684	6,765	6,382	7,978	4,237
Investment and other income	255	124	110	113	366
Other income	—	—	—	338	—
Total Revenues, net	90,432	40,140	38,808	44,028	23,549

Expenses
Operating expenses	19,830	9,019	9,394	11,484	6,083
Real estate taxes	15,662	7,143	7,001	8,609	4,580
Total Operating Expenses	35,492	16,162	16,395	20,093	10,663

GAAP NOI	54,940	23,978	22,413	23,935	12,886
Cash NOI	48,378	20,962	19,981	21,080	11,330

Interest	14,586	5,872	5,417	8,867	4,683
Depreciation and amortization	15,170	6,611	6,364	7,768	4,196

Net Income	25,184	11,495	10,632	7,300	4,007

Plus: Real estate depreciation	14,053	6,115	5,922	6,825	3,680
Funds From Operations	39,237	17,610	16,554	14,125	7,687

FAD Adjustments:
Plus: Non real estate depreciation and amortization	1,117	497	443	943	516
Less: Straight-line rental income and other non-cash adjustments	(6,417)	(2,943)	(2,662)	(2,558)	(1,405)
Less: Second cycle tenant improvement,	(688)	(280)	(2,553)	(7,936)	(4,349)
Less: Second cycle leasing commissions	(4,386)	(2,191)	(2,007)	(1,760)	(915)
Less: Recurring CAPEX	(1,407)	(766)	(201)	(310)	(168)
FAD Adjustment	(11,781)	(5,683)	(6,980)	(11,620)	(6,320)

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures

Unaudited

($000’s omitted)

	Twelve Months Ended December 31, 2004		Twelve Months Ended December 31, 2003
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	283,641	130,627	141,296	75,039
Escalation and reimbursement revenues	53,538	25,419	34,544	18,358
Investment and other income	1,087	545	630	641
Other income	—	—	338	4
Total Revenues, net	338,266	156,591	176,808	94,042

Expenses
Operating expenses	79,649	37,566	49,038	26,055
Real estate taxes	59,543	28,048	33,741	17,922
Total Operating Expenses	139,192	65,614	82,779	43,977

GAAP NOI	199,074	90,977	94,029	50,065
Cash NOI	179,759	81,872	84,345	44,608

Interest	48,250	21,441	36,173	19,075
Depreciation and amortization	56,228	26,024	30,213	16,123

Net Income	94,596	43,512	27,643	14,867

Plus: Real estate depreciation	51,924	23,817	26,262	13,982
Funds From Operations	146,520	67,329	53,905	28,849

FAD Adjustments:
Plus: Non real estate depreciation and amortization	4,324	2,210	3,951	2,144
Less: Straight-line rental income and other non-cash adjustments	(20,563)	(1,994)	(9,805)	(5,238)
Less: Second cycle tenant improvement,	(10,275)	(4,677)	(14,011)	(7,356)
Less: Second cycle leasing commissions	(12,361)	(6,067)	(3,618)	(1,910)
Less: Recurring CAPEX	(2,290)	(1,213)	(536)	(287)
FAD Adjustment	(41,165)	(11,741)	(24,018)	(12,647)

Gramercy Joint Venture Statements

Unaudited
($000’s omitted)

Balance Sheet

	12/31/2004	9/30/2004
Assets
Cash	$39,094	$50,401
Loans and other lending investments, net	406,615	122,330
Other assets	68,338	2,704
Total Assets	$514,047	$175,435

Liabilities and Stockholders’ Equity
Credit facilities	$238,885	$—
Other liabilities	6,203	1,984
Total Liabilities	245,088	1,984

Commitments and contingencies	—	—

Stockholders’ Equity
Total stockholders’ equity	268,959	173,451

Total Liabilities and Stockholders’ Equity	$514,047	$175,435

Total Outstanding Shares	15,313	13,313

Total SLG Shares (1)	3,435	3,435

(1)  As of January 3, 2005, Gramercy Capital Corp. had 18.812 million outstanding shares of common stock of which the Company owned 4.710 million shares, or 25%.

Income Statement

	Three Months Ended	April 12, 2004 Thru
	December 31,	December 31,
	2004	2004
Revenues
Investment Income	$5,614	$6,841
Other income	65	310
Total revenues	5,679	7,151

Expenses
Interest	1,400	1,463
Management fees	1,179	1,965
Depreciation and amortization	33	38
Marketing, general and administrative	1,026	1,358
Total expenses	3,638	4,824

GKK formation costs	—	275

Net income available to common shareholders	$2,041	$2,052

SLG share of net income	$526	$529

SLG share of FFO	$526	$529

	Three Months Ended	April 12, 2004 Through
	December 31,	December 31,
	2004	2004
GKK Manager
Base management income	$794	$1,341
Marketing, general and administrative expenses	1,140	1,292
Net Income before minority interest	(346)	49
Less: minority interest	(52)	7
SLG share of GKK Manager net income	(294)	42
Servicing and administrative reimbursements	398	637
Net management income and reimbursements from Gramercy	$104	$679

SELECTED FINANCIAL DATA

Capitalization Analysis
Unaudited
($000’s omitted)

	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Market Capitalization
Common Equity:
Common Shares Outstanding	40,876	40,547	38,692	38,551	36,016
OP Units Outstanding	2,531	2,225	2,225	2,225	2,306
Total Common Equity (Shares and Units)	43,407	42,772	40,917	40,776	38,322
Share Price (End of Period)	$60.55	$51.81	$46.80	$47.70	$41.05
Equity Market Value	$2,628,294	$2,216,017	$1,914,902	$1,945,017	$1,573,114

Preferred Equity at Liquidation Value:	257,500	257,500	218,750	157,500	157,500

Real Estate Debt
Property Level Mortgage Debt	614,476	513,354	514,180	515,018	515,871
Outstanding Balance on - Term Loans	425,000	425,000	300,000	367,410	367,578
Outstanding Balance on - Secured Credit Lines	110,900	143,900	104,900	100,000	66,000
Outstanding Balance on - Unsecured Credit Line	—	45,000	—	78,000	170,000
Total Consolidated Debt	1,150,376	1,127,254	919,080	1,060,428	1,119,449
Company’s portion of Joint Venture Mortgages	565,211	565,482	496,542	489,940	473,558
Total Combined Debt	1,715,587	1,692,736	1,415,622	1,550,368	1,593,007

Total Market Cap (Debt & Equity)	$4,601,381	$4,166,253	$3,549,274	$3,652,885	3,323,621

Availability under Lines of Credit
Senior Unsecured Line of Credit	$296,000	$251,000	$296,000	$218,000	$126,000
Term Loans	—	—	—	—	—
Secured Line of Credit	33,000	—	39,000	25,000	9,000
Total Availability	$329,000	$251,000	$335,000	$243,000	$135,000

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	28.50%	31.31%	30.11%	33.53%	39.28%
Debt to Gross Real Estate Book Ratio (1)	59.61%	66.09%	59.95%	71.48%	81.21%
Secured Real Estate Debt to Secured Assets Gross Book (1)	66.80%	75.16%	74.63%	76.00%	76.59%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	39.78%	39.72%	29.66%	56.77%	28.01%
Secured Line of Credit to Structured Finance Assets (1)	31.68%	44.17%	39.69%	36.16%	30.14%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	37.28%	40.63%	39.88%	42.44%	47.93%
Debt to Gross Real Estate Book Ratio (1)	56.92%	60.43%	55.54%	61.84%	74.93%
Secured Debt to Secured Assets Gross Book (1, 2)	59.13%	61.36%	60.30%	59.84%	71.84%

(1)  Excludes property level capital obligations.

(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios
Unaudited
($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2004	2003	2004	2004	2003
Funds from operations		42,578	35,242	40,662	162,377	128,780

Less:	Non - Building Revenue	17,872	15,151	16,251	74,306	42,069

Plus:	Interest Expense (incl. Capital Lease Int.)	17,235	12,839	16,404	63,368	46,253
	Non Real Estate Depreciation	1,069	870	990	3,982	4,456
	MG&A Expense	9,336	8,048	5,574	30,280	17,131
	Preferred Dividend	4,969	625	4,843	16,258	7,318
	GAAP NOI	57,316	42,473	52,222	201,959	161,869

Non-cash adjustments
Less:	Free Rent (Net of Amortization)	1,484	795	1,557	5,036	4,137
	Net FAS 141 Adjustment	644	98	337	1,607	301
	Straightline Revenue Adjustment	4,202	3,615	3,646	14,884	11,593

Plus:	Allowance for S/L tenant credit loss	793	650	697	3,135	1,696
	Ground Lease Straight-line Adjustment	160	60	160	640	540
	Cash NOI	51,939	38,675	47,539	184,206	148,074

	Real Estate Revenue, net	81,911	73,781	74,507	297,746	284,702

Components of debt service and fixed charges
	Interest on Fixed Rate Loans	15,127	9,451	13,501	52,518	30,717
	Interest on Floating Rate Loans	2,108	3,388	2,903	10,851	15,536
	Fixed Amortization Principal Payments	977	1,009	826	3,779	3,871
	Total Debt Service	18,212	13,848	17,230	67,147	50,124

	Payments under Ground Lease Arrangements	4,528	3,706	3,599	11,010	13,022
	Dividends on redeemable/convertible preferred shares	—	—	—	4,528	6,693
	Dividends on perpetual preferred shares	4,969	625	4,843	16,258	625
	Total Fixed Charges	27,709	18,179	25,672	98,943	70,464

Adjusted EBITDA		66,059	51,422	62,537	251,030	188,943
Interest Coverage Ratio		3.83	4.01	3.81	3.96	4.08
Debt Service Coverage ratio		3.63	3.71	3.63	3.74	3.77
Fixed Charge Coverage ratio		2.38	2.83	2.44	2.54	2.68

SELECTED FINANCIAL DATA

2004 Same Store - Consolidated
Unaudited
($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2004	2003	%	2004	2004	2003	%
Revenues
	Rental Revenue	43,891	42,447	3%	43,507	174,038	168,612	3%
	Credit Loss	(302)	(558)	-46%	(296)	(1,740)	(1,326)	31%
	Escalation & Reimbursement Revenues	10,252	9,043	13%	10,473	35,333	33,749	5%
	Investment & Other Income	1,815	476	281%	1,696	3,737	3,218	16%
	Total Revenues	55,656	51,408	8%	55,380	211,368	204,253	3%
Expenses
	Operating Expense	12,794	12,259	4%	14,752	54,409	52,443	4%
	Ground Rent	3,158	3,059	3%	3,158	12,636	12,637	0%
	Real Estate Taxes	9,253	8,177	13%	9,099	35,029	32,386	8%
		25,205	23,495	7%	27,009	102,074	97,466	5%

	EBITDA	30,451	27,913	9%	28,371	109,294	106,787	2%

	Interest	5,289	6,364	-17%	5,723	23,276	27,440	-15%
	Depreciation & Amortization	8,463	7,585	12%	8,316	32,839	29,966	10%

	Income Before Minority Interest	16,699	13,964	20%	14,332	53,178	49,381	8%
Plus:	Real Estate Depreciation & Amortization	8,361	7,302	15%	8,213	32,312	28,547	13%

	FFO	25,060	21,266	18%	22,545	85,490	77,928	10%

Less:	Non – Building Revenue	953	79	1106%	541	1,692	2,013	-16%

Plus:	Interest Expense	5,289	6,364	-17%	5,723	23,276	27,440	-15%
	Non Real Estate Depreciation	102	283	-64%	103	527	1,419	-63%
	GAAP NOI	29,498	27,834	6%	27,830	107,601	104,774	3%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	378	104	263%	386	1,853	1,207	54%
	Straightline Revenue Adjustment	1,184	875	35%	1,167	4,478	3,764	19%

Plus:	Allowance for S/L tenant credit loss	302	558	-46%	296	1,740	1,326	31%
	Ground Lease Straight-line Adjustment	77	60	28%	160	557	540	3%
	Cash NOI	28,315	27,473	3%	26,733	103,567	101,669	2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.63%	53.64%		50.48%	50.90%	51.47%
	Cash NOI to Real Estate Revenue, net	51.48%	52.95%		48.49%	48.99%	49.94%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	59.37%	59.54%		56.20%	56.87%	57.68%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.08%	58.73%		53.92%	54.70%	55.89%

SELECTED FINANCIAL DATA

2004 Same Store - Joint Venture
Unaudited
($000’s omitted)

		Three Months Ended			Twelve Months Ended
		December 31,	December 31,		December 31,	December 31,
		2004	2003	%	2004	2003	%
Revenues
	Rental Revenue	17,470	15,958	9%	67,180	63,259	6%
	Credit Loss	(124)	(136)	-9%	(641)	(360)	78%
	Escalation & Reimbursement Revenues	4,116	3,699	11%	15,583	15,732	-1%
	Investment & Other Income	68	76	-11%	334	271	23%
	Total Revenues	21,530	19,597	10%	82,456	78,902	5%

Expenses
	Operating Expense	5,239	5,070	3%	22,042	21,873	1%
	Ground Rent	—	—	—	—
	Real Estate Taxes	4,268	3,928	9%	16,286	15,317	6%
		9,507	8,998	6%	38,328	37,190	3%

	EBITDA	12,023	10,599	13%	44,128	41,712	6%

	Interest	4,516	4,197	8%	17,283	17,097	1%
	Depreciation & Amortization	3,579	3,510	2%	14,320	13,345	7%

	Income Before Minority Interest	3,928	2,892	36%	12,525	11,270	11%
Plus:	Real Estate Depreciation & Amortization	3,211	3,039	6%	12,339	11,417	8%

	FFO	7,139	5,931	20%	24,864	22,687	10%

Less:	Non – Building Revenue	69	76	-9%	222	271	-18%

Plus:	Interest Expense	4,516	4,197	8%	17,283	17,097	1%
	Non Real Estate Depreciation	367	471	-22%	1,980	1,928	3%
	GAAP NOI	11,953	10,523	14%	43,905	41,441	6%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,390	255	445%	3,433	718	378%
	Straightline Revenue Adjustment	585	745	-21%	2,169	3,285	-34%
	FAS 141	59	118	-50%	236	118	100%
Plus:	Allowance for S/L tenant credit loss	124	136	-9%	641	360	78%
	Ground Lease Straight-line Adjustment	—	—	0%	—	—	0%
	Cash NOI	10,043	9,541	5%	38,708	37,680	3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.38%	53.53%		52.98%	52.46%
	Cash NOI to Real Estate Revenue, net	46.53%	48.54%		46.71%	47.70%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.38%	53.53%		52.98%	52.46%
	Cash NOI before Ground Rent/Real Estate Revenue, net	46.53%	48.54%		46.71%	47.70%

DEBT SUMMARY SCHEDULE

Unaudited
($000’s omitted)

	Principal O/S		2005			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	12/31/2004	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed Rate Debt
125 Broad Street	75,526	8.29%	739	Oct-07	73,341	—	Oct-03
673 First Avenue	35,000	5.67%	526	Feb-13	28,984	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	24,936	7.87%	425	May-09	22,824	—	Apr-03
711 Third Avenue	47,602	8.13%	355	Sep-05	47,247	—	Jun-04
220 E 42nd Street	210,000	5.23%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	119,412	8.44%	2,113	Nov-10	104,406	—	Open
625 Madision Avenue	102,000	6.27%	—	Nov-15	78,595
	614,476	6.76%	4,158		537,791

Secured fixed Rate Debt-Other
Wells Fargo Unsecured Term Loan (Libor + 150 bps) (1)	100,000	3.83%	—	Dec-08	100,000	—	Dec-04
	100,000	3.83%	—		100,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (2)	325,000	4.86%	—	Aug-09	325,000	—	Nov-05
	325,000	4.86%	—		325,000

Total Fixed Rate Debt/Wtd Avg	1,039,476	5.88%	4,158		962,791

Floating rate Debt
Secured floating rate debt
Secured Credit Facilities - unhedged (Libor + 120bps)(3)	110,900	3.36%	—	Dec-06	110,900	—	Open

Total Floating Rate Secured Debt/Wtd Avg	110,900	3.36%	—		110,900

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 120 bps)	—	0.00%	—	Mar-06	—	Mar-07	Open

Total Floating Rate Unsecured Debt/Wtd Avg	—	0.00%	—		—

Total Floating Rate Debt Outstanding	110,900	3.36%			110,900

Total Debt/Wtd Avg	1,150,376	5.64%			1,073,691

Weighted Average Balance & Interest Rate	1,226,982	5.52%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	44,723	22,317	4.57%	350	Jul-08	21,019	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bps) (4)	115,000	63,250	5.70%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	2.79%	—	Dec-06	78,750	Dec-08	Dec-04
1515 Broadway (Libor + 90 bps) (5)	425,000	233,750	2.91%	—	Jul-06	233,750	Jul-09	Open
19 W 44th Street (Libor + 270bps)	46,651	16,328	4.78%	163	Sep-05	16,163	—	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue JV	116,857	58,311	8.00%	564	Sep-10	54,555	—	Open
485 Lexington Ave (Libor + 200bps)	175,585	52,676	4.04%	—	Jul-07	52,676	—

Total Joint Venture Debt/Wtd Avg	1,337,316	565,211	4.16%	1,077		559,993

Weighted Average Balance & Interest Rate with SLG JV debt		1,792,346	5.09%

(1)          There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2)          WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3)          Secured credit facilities includes $18.9mm which is secured by a structured finance loan which matures in January 2005 and accrues interest expense at 200bps +Libor.Interest rate represents weighted interest rate between two facilities.

(4)          Swap on $46.75mm executed on SLG portion only through January 2005.

(5)          In January 2004 a swap at a Libor of 1.855% was placed on $100mm of SL Green’s share of debt from June 2004 through June 2005.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement  (REIT)

($000’s omitted)

Property	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	2008 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	14,561	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,162	2032
461 Fifth Avenue (2)	1,787	894	—	—	—	2006	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)

Total	18,382	17,489	16,595	16,595	15,723

Capitalized Lease
673 First Avenue	1,322	1,416	1,416	1,416	16,442	2037

(1)          Per the balance sheet at December 31, 2004.

(2)          These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)          The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)          Subject to renewal at the Company’s option through 2029.

(5)          Excludes portion payable to SL Green as owner of 50% leasehold.

(6)          The Company has an option to extend the ground lease for 3 successive periods of twenty-one years each followed by a fourth period of fifteen years. The Company also has an option to purchase the ground lease for a fixed price on a specific date.

(7)          Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE

($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

9/30/2003	167,954	128,030	11.27%	11.35%	1.05%

Originations/Accretion	1,955
Preferred Equity	59,380
Redemptions	(10,300)
12/31/2003	218,989	169,393	11.53%	11.91%	1.12%

Originations/Accretion	80,020
Preferred Equity	(7,044)
Redemptions	(15,426)
3/31/2004	276,538	269,618	12.16%	12.03%	1.09	%(2)

Originations/Accretion	117,362
Preferred Equity	(59,400)
Redemptions	(70,204)
6/30/2004	264,296	235,153	10.19%	10.10%	1.37	%(2)

Originations/Accretion	5,000
Preferred Equity	75,000
Redemptions	(18,489)
9/30/2004	325,807	302,092	10.17%	10.32%	1.84	%(2)

Originations/Accretion	32,096
Preferred Equity	—
Redemptions	(7,876)
12/31/2004	350,027	332,936	10.00%	10.25%	2.40%

(1) Accretion includes original issue discounts and compounding investment income.

(2) At quarter end $98mm of assets have fixed index rates. The weighted average base rate is 2.51%.

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage Participation	$165,778	$1,163,000	$221	10.10%	10.36%

Mezzanine Debt	$109,249	$501,000	$152	9.80%	9.97%

Preferred Equity	$75,000	$501,650	$121	10.32%	10.43%

Balance as of 12/31/04	$350,027	$2,165,650	$170	10.00%	10.25%

Current Maturity Profile

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted average maturity is 5.6 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)						Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Dec-04		Sep-04	Jun-04	Mar-04	Dec-03	Rent ($’s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
“Same Store”					%		%	%	%	%
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	3	94.7		94.7	96.4	95.8	96.0	8,361,444	3	2	22
110 East 42nd Street	Grand Central North	Fee Interest	181,000	3	88.9		88.9	89.4	89.4	85.8	5,766,120	2	1	27
1372 Broadway	Garment	Fee Interest	508,000	9	99.2		99.6	99.6	99.5	99.5	16,633,608	5	4	27
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	2	96.8		96.8	97.8	94.3	94.3	4,970,748	2	1	22
286 Madison Avenue	Grand Central South	Fee Interest	112,000	2	92.1		86.8	92.7	89.3	89.4	3,563,352	1	1	38
290 Madison Avenue	Grand Central South	Fee Interest	37,000	1	100.0		71.8	71.8	100.0	100.0	1,410,132	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	3	99.7		99.7	99.7	95.4	88.7	7,576,140	2	2	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	8	87.3		90.0	89.0	89.4	90.4	14,271,252	5	3	85
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	21	96.8		96.8	98.4	98.2	94.1	51,537,948	16	11	259
440 Ninth Avenue	Garment	Fee Interest	339,000	6	100.0		98.7	98.7	100.0	100.0	9,348,384	3	2	15
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	5	87.9		85.1	88.9	88.4	85.7	7,991,880	3	2	23
555 West 57th Street	Midtown West	Fee Interest	941,000	17	100.0		100.0	99.8	99.8	99.8	25,526,088	8	5	21
673 First Avenue	Grand Central South	Leasehold Interest	422,000	8	80.6		80.6	99.1	99.8	99.8	10,524,540	3	2	12
70 West 36th Street	Garment	Fee Interest	151,000	3	96.1		97.1	98.8	98.8	96.8	4120572	1	1	30
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	9	98.1		98.1	98.6	99.2	99.8	21,231,107	7	5	17
Subtotal / Weighted Average			5,602,000	33	95.2		95.2	97.0	96.9	95.8	$192,833,315	61	41	622

Adjustments
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0		100.0	100.0	100.0	100.0	16,541,640	5	4	4
220 East 42nd Street	Midtown	Fee Interest	1,135,000	7	97.9		97.4	94.5	94.5	94.5	37,036,008	12	8	43
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	91.4		88.7	90.7	97.1	93.9	10,697,220	3	2	20
750 Third Avenue	Grand Central Square	Fee Interest	780,000	5	100.0		100.0	—	—	—	31,426,140	10	7	1
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	69.0		—	—	—	—	26,557,236	8	6	39
Subtotal / Weighted Average			3,203,000	19	93.3		98.0	95.6	96.3	96.0	$122,258,244	39	26	107

Total / Weighted Average Properties 100% Owned			8,805,000	52	94.5		96.1	96.7	96.8	95.9	$315,091,559	100	68	729

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	84.9		80.3	82.6	82.7	85.6	7,860,480		1	49
1 Park Avenue - 16.7%	Grand Central South	Fee Interest	913,000	5	97.1		94.6	94.6	94.6	91.1	34,327,260		1	17
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	94.5		88.6	94.8	93.1	91.9	21,185,784		3	32
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	10	99.7		98.3	96.0	94.8	96.2	77,953,608		9	14
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	93.1		93.2	98.4	98.3	97.6	31,683,144		3	39
Subtotal / Weighted Average			4,432,000	26	96.2		94.0	95.2	94.4	94.1	173,010,276		17	151

Adjustments
19 West 44th Street - 35%	Midtown	Fee Interest	292,000	2	89.0		87.2	86.8	87.4	—	9,221,076		1	62
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	15	97.7		97.9	98.8	98.8	98.8	126,187,836		12	22
485 Lexington Avenue - 30%	Grand Central Square	Fee Interest	921,000	5	100.0		100.0	—	—	—	34,233,684		2	1
Subtotal / Weighted Average			3,763,000	22	97.6		97.6	97.6	97.6	98.8	169,642,596		15	85

Total / Weighted Average Properties Less Than 100% Owned			8,195,000	48	96.9		95.7	96.1	95.7	92.6	$342,652,872		32	236

Grand Total / Weighted Average			17,000,000	100	95.6	(2)	95.9	96.6	96.3	95.8	$657,744,431		100	965
Grand Total - SLG share of Annualized Rent											$465,404,697

Same Store Occupancy% - Combined			10,034,000	59	95.7		94.7	96.2	95.8	95.0

(1) Including Ownership of 50% in Building Fee.

(2) Dec-04 weighted average occupancy without 625 Madison Avenue is 96.5%

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent

Teachers Insurance & Annuity Assoc.	485 Lexington Ave & 750 Third Ave (1)	2005	1,700,407	$65,659,824	$38.61	10.0%	$41,696,248	9.0%
Viacom International, Inc.	1515 Broadway	2008, 2010, 2013, 2015	1,350,393	63,411,564	$46.96	9.6%	34,876,360	7.5%
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	31,927,800	$64.34	4.9%	14,367,510	3.1%
Societe Generale	1221 Ave.of the Americas	Various	486,662	23,679,828	$48.66	3.6%	10,655,923	2.3%
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.8%	8,299,638	1.8%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	13,216,008	$31.53	2.0%	13,216,008	2.8%
Salomon Smith Barney	125 Broad Street	2010	330,900	10,929,036	$33.03	1.7%	10,929,036	2.3%
Visiting Nurse Service of New York	1250 Broadway	2005, 2006, 2011, 2018	284,052	8,374,520	$29.48	1.3%	4,605,986	1.0%
BMW of Manhattan	555 West 57th Street	2012	227,782	3,894,000	$17.10	0.6%	3,894,000	0.8%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	5,978,628	$31.70	0.9%	5,978,628	1.3%
New York Presbyterian Hospital	555 West 57th Street & 673 First Ave	2006, 2009 & 2021	181,959	5,211,804	$28.64	0.8%	5,211,804	1.1%
Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.2%	3,681,412	0.8%
City University of New York - CUNY	555 West 57th Street	2010, 2011 & 2015	171,733	5,441,292	$31.68	0.8%	5,441,292	1.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	6,311,604	$37.48	1.0%	3,155,802	0.7%
Segal Company	1 Park Avenue	2009	157,947	6,179,292	$39.12	0.9%	1,031,942	0.2%
The Mt. Sinai and NYU Hospital Centers	1 Park Avenue & 625 Madison Avenue	2006, 2013, 2015	150,600	5,690,244	$37.78	0.9%	1,372,252	0.3%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	1.1%	3,191,254	0.7%
Altria Corporate Services	100 Park Avenue	2007	136,118	6,426,180	$47.21	1.0%	3,213,090	0.7%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,220,412	$31.33	0.6%	4,220,412	0.9%
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,045,704	$30.15	0.6%	4,045,704	0.9%
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	3,798,216	$28.31	0.6%	3,798,216	0.8%
Ross Stores, Inc.	1372 Broadway	2010	126,001	3,684,108	$29.24	0.6%	3,684,108	0.8%
Fahnestock & Co., Inc.	125 Broad Street	2013	105,008	3,128,940	$29.80	0.5%	3,128,940	0.7%
JP Morgan Chase Bank	1221 Ave.of the Americas	Various	103,991	6,810,924	$65.50	1.0%	3,064,916	0.7%
Minskoff / Nederlander Joint Venture (2)	1515 Broadway	2004	102,452	210,000	$2.05	0.0%	115,500	0.0%

TOTAL			8,035,020	$321,946,160	$40.07	48.9%	$196,875,981	42.3%

Wholly Owned Portfolio + Allocated JV Properties			17,000,000	$657,744,431	$38.69		465,404,697

(1) Underlying the TIAA lease at 750 Third Avenue, Fairchild Publications leases 244,236 sf at $34.35 per sq.ft. expiring in 2021.

(2) Percentage Rent Tenants

TENANT DIVERSIFICATION

Based on Base Rental Revenue

Based on Square Feet Leased

Leasing Activity

Available Space

Activity Type Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF
				($’s)
Vacancy at 9/30/04		708,944
Add: Acquired Vacancies
625 Madison Avenue		174,525
Less: Sold Vacancies
17 Battery Place		—
1466 Broadway		(18,177)
Space which became available during the Quarter (A):

Office
317 Madison Avenue	4	19,179	19,382	28.25
220 East 42nd Street	1	1,020	2,020	51.37
461 Fifth Avenue	1	6,639	6,639	59.84
180 Madison Avenue	5	18,901	21,626	35.87
100 Park Avenue	1	39,000	39,000	37.98
555 West 57th Street	1	3,400	3,400	26.23
1414 6th Avenue	1	6,300	6,300	33.23
70 West 36th Street	4	6,102	6,584	36.44
470 Park Ave South	1	8,400	8,400	24.04
673 First Avenue	1	13,244	13,244	19.58
19 West 44th Street	6	7,998	7,998	35.63
1221 Sixth Avenue	6	7,247	7,247	45.32
420 Lexington Avenue	16	17,918	23,020	47.16
Total/weighted Average	48	155,348	164,860	36.42

Retail
317 Madison Avenue	2	867	867	92.90
1372 Broadway	1	2,085	2,085	51.17
1221 Sixth Avenue	2	3,496	3,496	48.35
Total/weighted Average	5	6,448	6,448	55.25

Storage
1221 Sixth Avenue	1	1,060	1,060	29.17
100 Park Avenue	1	769	769	17.39
Total/weighted Average	2	1,829	1,829	24.22

Total Space became available during the Quarter
Office	48	155,348	164,860	36.42
Retail	5	6,448	6,448	55.25
Storage	2	1,829	1,829	24.22
	55	163,625	173,137	36.99

Total Available Space		1,028,917

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF ($) (1)	Prev. Escalated Rent/ Rentable SF ($) (2)	T.I / Rentable SF ($)	Free Rent # of Months

Available Space as of 12/31/04				1,028,917

Office
	317 Madison Avenue	4	4.8	8,002	11,140	34.58	25.04	40.63	1.8
	220 East 42nd Street	1	6.9	7,249	1,811	34.54	39.39	13.30	3.5
	1515 Broadway	1	8.6	15,532	22,163	45.00	—	24.34	5.0
	461 Fifth Avenue	1	10.0	10,595	10,788	45.00	37.46	53.80	4.0
	1 Park Avenue	1	8.0	22,724	22,724	35.19	—	50.41	12.0
	180 Madison Avenue	10	6.8	31,018	34,362	33.04	31.07	6.69	3.4
	100 Park Avenue	1	9.2	39,000	40,542	28.00	36.54	28.00	3.0
	1250 Broadway	5	12.2	39,530	46,908	30.23	25.02	46.57	11.3
	286 Madison Avenue	2	8.1	5,980	6,200	27.85	27.84	19.63	2.6
	555 West 57th Street	1	3.7	3,400	3,789	33.00	23.54	—	—
	1414 6th Avenue	1	10.0	6,300	7,161	31.00	29.23	10.57	1.0
	70 West 36th Street	3	3.5	4,532	6,231	27.37	29.70	3.82	—
	470 Park Ave South	2	10.0	15,704	18,803	26.04	25.36	31.86	1.0
	673 First Avenue	1	5.3	13,244	13,244	25.00	19.58	—	—
	19 West 44th Street	5	4.8	13,225	14,055	34.02	33.49	—	3.0
	440 Ninth Avenue	1	5.3	4,430	5,189	37.11	—	25.00	—
	420 Lexington Avenue	11	5.5	18,456	22,023	37.69	44.51	21.49	1.3
	Total/Weighted Average	51	8.2	258,921	287,133	32.84	30.96	26.87	4.6

Retail
	1515 Broadway	1	10.0	5,550	5,632	503.41	63.44	—	6.0
	290 Madison Ave	1	10.0	10,389	11,050	40.72	46.71	—	4.0
	1221 Sixth Avenue	3	11.3	6,296	6,296	105.67	48.35	—	6.3
	Total/Weighted Average	5	10.4	22,235	22,978	171.92	51.66	—	5.1

Storage
	461 Fifth Avenue	2	9.4	1,416	1,420	25.07	—	—	2.8
	1515 Broadway	1	10.0	2,100	2,100	15.00	15.00	—	6.0
	Total/Weighted Average	3	9.7	3,516	3,520	19.06	15.00	—	4.7

	Total Leased Space
	Office (3)	51	8.2	258,921	287,133	32.84	30.96	26.87	4.6
	Retail	5	10.4	22,235	22,978	171.92	51.66	—	5.1
	Storage	3	9.7	3,516	3,520	19.06	15.00	—	4.7
	Total	59	8.4	284,672	313,631	42.88	32.55	24.60	4.7

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF ($) (1)	Prev. Escalated Rent/ Rentable SF ($) (2)	T.I / Rentable SF ($)	Free Rent # of Months

Early Renewals
Office
	317 Madison Avenue	3	4.7	3,630	3,920	32.08	28.65	—	—
	1515 Broadway	1	2.6	5,476	7,954	49.00	38.60	24.34	—
	180 Madison Avenue	3	6.7	27,311	29,522	34.11	26.68	9.19	0.6
	100 Park Avenue	1	15.0	43,955	58,510	37.00	33.25	40.00	2.0
	1250 Broadway	4	10.6	271,673	293,491	30.70	28.55	25.79	1.8
	286 Madison Avenue	2	5.0	1,632	2,244	36.00	48.36	5.57	—
	470 Park Ave South	1	1.0	6,975	8,000	26.00	33.35	—	—
	1140 Sixth Avenue	1	7.0	3,053	4,517	36.00	32.95	30.59	—
	711 Third Avenue	1	4.0	17,570	18,036	37.00	39.50	—	—
	420 Lexington Avenue	5	4.5	4,176	5,965	39.63	50.74	5.49	—
	Total/Weighted Average	22	10.1	385,451	432,159	32.52	30.25	24.43	1.6

Retail
	286 Madison Avenue	1	12.0	8,084	8,084	42.07	22.67	—	—
	1221 Sixth Avenue	4	5.0	22,896	22,896	7.92	7.92	—	—
	Total/Weighted Average	5	6.8	30,980	30,980	16.83	11.77	—	—

Renewals
	Expired/Renewed	11	6.0	46,752	50,585	29.37	27.62	4.19	0.8
	Early Renewals Office	22	10.1	385,451	432,159	32.52	30.25	24.43	1.6
	Early Renewals Retail	5	6.8	30,980	30,980	16.83	11.77	—	—
	Total	38	9.5	463,183	513,724	31.26	28.87	20.96	1.4

(1)          Annual Base Rent

(2)          Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)          Average starting office rent excluding new tenants replacing vacancies is $31.30/rsf for 219,243 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $32.11/rsf for $651,402 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2004 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2004 Weighted Average Asking Rent $/psf

In 1st Quarter 2004 (1)	9	39,922	0.46%	$1,685,628	42.22	52.28	2	5,398	0.07%	$152,628	28.27	38.00
In 2nd Quarter 2004 (1)	2	1,306	0.02%	167,304	128.10	147.32	—	—	0.00%	—	—	—
In 3rd Quarter 2004 (1)	2	30,079	0.35%	411,588	13.68	17.06	2	4,906	0.06%	222,780	45.41	37.42
In 4th Quarter 2004 (1)	22	72,325	0.84%	2,642,100	36.53	40.26	4	10,793	0.14%	797,220	73.86	77.26

Total 2004	35	143,632	1.67%	$4,906,620	34.16	39.72	8	21,097	0.27%	$1,172,628	55.58	57.95

In 1st Quarter 2005	27	95,260	1.11%	$4,197,132	44.06	48.10	11	27,325	0.35%	$866,112	31.70	41.32
In 2nd Quarter 2005	30	82,219	0.96%	2,958,876	35.99	37.41	10	131,408	1.68%	7,278,444	55.39	50.55
In 3rd Quarter 2005	30	138,887	1.61%	4,398,384	31.67	35.67	4	79,291	1.01%	1,893,528	23.88	25.75
In 4th Quarter 2005 (4)	23	910,369	10.58%	36,333,252	39.91	48.19	13	949,072	12.13%	35,261,400	37.15	54.76

Total 2005	110	1,226,735	14.26%	$47,887,644	39.04	46.04	38	1,187,096	15.17%	$45,299,484	38.16	52.05

2006	83	496,607	5.77%	$17,895,396	36.04	39.84	34	395,929	5.06%	$12,746,268	32.19	38.71
2007	94	421,843	4.90%	16,955,483	40.19	51.61	28	452,270	5.78%	24,768,912	54.77	50.55
2008	105	607,213	7.06%	22,165,656	36.50	39.97	28	568,941	7.27%	23,382,512	41.10	48.45
2009	77	607,911	7.07%	23,317,164	38.36	40.03	32	640,577	8.19%	28,536,444	44.55	44.39
2010	70	1,522,738	17.70%	54,633,624	35.88	38.21	20	1,362,745	17.42%	59,687,388	43.80	48.10
2011	39	447,211	5.20%	21,588,168	48.27	45.18	9	195,191	2.49%	7,974,012	40.85	45.35
2012	34	566,665	6.59%	15,821,580	27.92	37.86	9	181,483	2.32%	6,695,412	36.89	39.93
2013	35	735,585	8.55%	26,748,792	36.36	38.21	7	998,802	12.77%	49,859,268	49.92	54.85
Thereafter	85	1,825,132	21.22%	63,171,432	34.52	45.44	45	1,819,654	23.26%	82,530,544	45.33	63.08

	767	8,601,272	100.00%	$315,091,559	36.63	42.23	258	7,823,785	100.00%	$342,652,872	43.80	52.15

(1)          Includes month to month holdover tenants that expired prior to 12/31/04.

(2)          Tenants may have multiple leases.

(3)          Represents current in place annualized rent allocated by year of maturity.

(4)          Underlying the TIAA lease at 750 third Avenue are leases totaling 439,503 sq ft, which are leased at various terms expiring between 2008 and 2021.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2004	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	93	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Times Square South	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	88
	290 Madison Avenue			36,800	86	72
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	83	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	95	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	89	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	95	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	96	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Grand Central	200,000	94	91	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	99	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Grand Central	292,000	86	87	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central Square	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central Square	921,000	100	100	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	69	$231,500,000
				2,555,000			$778,500,000

(1)          Acquisition price represents gross price for consolidated acquisitions as well as joint venture properties.

(2)          Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202

2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000

(1)          Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2)          Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, less real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale, and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gerard Nocera

Chief Operating Officer

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
KeyBanc Capital Markets	Francis X Greywitt III	(216) 263-4795	fgreywitt@keybanccm.com
Legg Mason Wood Walker, Inc.	David M. Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers Holdings, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.